Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We consent to the reference to our firm under the caption “Experts” in the Registration Statement and related Prospectus of Time Warner Inc. (“Time Warner”) and to the incorporation by reference therein of (i) our report dated November 2, 2006, with respect to the consolidated financial statements and schedule of Time Warner included in Time Warner’s Form 8-K dated November 3, 2006 and filed with the Securities and Exchange Commission (the “Commission”) on November 3, 2006, (ii) our report dated November 2, 2006, with respect to the condensed consolidating financial statements of Time Warner included in Time Warner’s Form 8-K dated November 8, 2006 and filed with the Commission on November 8, 2006 and (iii) our report dated February 23, 2006 with respect to Time Warner management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Time Warner included in its Annual Report on Form 10-K for the year ended December 31, 2005 and filed with the Commission on February 27, 2006.

/s/  ERNST & YOUNG LLP
New York, New York
November 7, 2006